SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A)
of the Securities Exchange Act of 1934

Filed by the Registrant / X /

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /	Preliminary Proxy Statement.
/ /	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e) (2)).
/ /	Definitive Proxy Statement.
/ /	Definitive Additional Materials.
/ X /	Soliciting Material Pursuant to § 240.14a-12.

TH LEE, PUTNAM INVESTMENT TRUST

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement,
if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ X /	No fee required.

/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the
amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction: (5) Total fee paid:

/ /	Fee paid previously with preliminary materials.

/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Putnam Script

Hello. My name is ______. May I please speak with ________?

I’m calling on a recorded line regarding your current investment in the TH Lee, Putnam Emerging Opportunities Portfolio. We sent you a proxy card to register your vote for the shareholder meeting and haven’t received it back, so we’re calling to ask if you would like to vote along with the recommendations of the Board?

If shareholder says they do want to place a vote over the phone:

The Board recommends a vote in favor of the proposal. Would you like to register a vote along with the recommendations of your Board?

If shareholder wants to vote but would like to review proposal:

Read proposal directly from the statement and answer any questions.

The Board recommends a vote in favor of the proposal. Would you like to register a vote along with the recommendations of the Board?

I am recording your vote and will send you a printed confirmation to <address>. Please review your confirmation when you receive it and call 1-888-684-2441 immediately if your voting instructions are not correctly reflected in your confirmation. For confirmation purposes, may I have the city, state and zip code that we’ll be mailing your confirmation to?

Thank you for your time. Have a nice day/evening.

If shareholder doesn’t want to vote:

I would like to leave you with our toll free number. If you have any questions or would like to vote over the phone, please call 1-888-684-2441 1. When calling, please refer to record # ____ . Our hours of operation are from 9:30am to 10:00pm Eastern Time. Monday through Friday and 10:00am to 6:00pm on Saturday. Thank you for your time. Have a nice day/evening.

If shareholder states they have not received the materials:

I would like to mail you another set of proxy materials. Do you still live at (address)? You should receive your materials within 7 to 10 business days. I would like to leave you with our toll free number. If you have any questions or would like to vote over the phone, please call 1-888-684-2441. When calling, please refer to record # ____ . Our hours of operation are from 9:30am to 10:00pm Eastern Time. Monday through Friday and 10:00am to 6:00pm on Saturday. Thank you for your time. Have a nice day/evening.

John A. Hill

TH Lee, Putnam Investment Trust
Chairman of the Trustees

One Post Office Square
Boston, Massachusetts 02109

TH Lee, Putnam Emerging Opportunities Portfolio

There is still time to vote on the issues that affect your fund!

Dear Shareholder:

In September, we mailed you a proxy statement requesting your vote on the proposed liquidation of your fund, TH Lee, Putnam Emerging Opportunities Portfolio. Our records show that we have not yet received your completed ballot.

We have included another copy of the ballot and a postage-paid return envelope for your convenience. Your vote on this matter is important — and action on your part saves your fund money. If you have already voted, please ignore this letter, and thank you for your vote. If you have any questions about the proposal, please call 1-888-684-2441 or consult your financial representative.

Sincerely,

John A. Hill
Chairman of the Trustees

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